UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2008

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers;
Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
(c) Effective May 5, 2008, Martin R. Baker was appointed Senior Vice President, General Counsel and Compliance Officer of The Greenbrier Companies, Inc. (the “Company”).
                       Mr. Baker served as Corporate Vice President, General Counsel and Secretary, and Compliance Officer of Lattice Semiconductor Corporation since 1997. He worked at Altera Corporation from 1991 to 1996, and served as General Counsel and Secretary. From 1989 to 1991, he was Vice President and General Counsel of Vitelic Corporation. Prior to that, Mr. Baker practiced law at the Palo Alto office of Wilson, Sonsini, Goodrich & Rosati and the San Francisco office of Graham & James.
                       Effective May 5, 2008, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved Mr. Baker’s compensation, including a base salary in the amount of $245,000 per year and an annual discretionary cash bonus based upon the achievement of Company and individual performance goals.
                       The Compensation Committee granted to Mr. Baker an award of 8,500 shares of restricted stock under the 2005 Stock Incentive Plan, such shares to vest in accordance with a five-year vesting schedule and valued at the fair market value of the Company’s Common Stock on the effective date of the grant, which is May 5, 2008.
                       In addition, the Compensation Committee approved the participation of Mr. Baker in the Company’s executive life insurance program with a $750,000 face value policy, the use of a Company automobile or an allowance of $8,000 per annum, on terms and conditions comparable to those applicable to use of automobiles and automobile allowances by other senior officers of the Company, and entry into the Company’s standard form of indemnification agreement.
                       Finally, with the approval of the Compensation Committee, on May 6, 2008, Mr. Baker entered into a Change of Control Agreement with the Company, which provides that, if the Company terminates his employment within 24 months following a Change of Control other than for Cause or Disability or Mr. Baker terminates his employment for Good Reason, the Company will pay to Mr. Baker an amount equal to one and one-half times his Base Salary and Average Bonus (as such capitalized terms are defined in the Change of Control Agreement). In addition, all unvested stock options and restricted stock grants will become fully vested and exercisable, and the Company will continue to provide employee benefits for a period of one and one-half years.
                       The above description of the terms of the Change of Control Agreement is qualified in its entirety by the actual language of the Change of Control Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K. The above description does not constitute an acknowledgement by the Company of materiality of the Change of Control Agreement or any provision thereof.

                       A copy of the press release issued by The Greenbrier Companies, Inc. regarding the appointment of Mr. Baker is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

10.1	Change of Control Agreement between the Company and Martin R. Baker dated as of May 6, 2008.

99.1	Press Release of The Greenbrier Companies, Inc. dated May 7, 2008

SIGNATURES
                       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: May 7, 2008	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum,
Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)